UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 17, 2010

THE TALBOTS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12552	41-1111318
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Talbots Drive, Hingham, Massachusetts	02043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(781) 749-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 2 – Financial Information

Item 2.02 Results of Operations and Financial Condition.

Attached as Exhibit 99.1 is a copy of a press release of The Talbots, Inc. (the “Company”) dated February 17, 2010, reporting outlook for certain items for the Company’s recently completed fourth quarter of fiscal 2009.

To supplement the Company’s financial measures presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company uses certain non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation, or as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures as disclosed by the Company may also be calculated differently from similar measures disclosed by other companies.

The information concerning current outlook provided by the Company for its 2009 fourth quarter does not include restructuring or impairment charges or merger related costs, which will be determined by the Company as part of its year end financial close and audit.

Management uses certain non-GAAP financial measures together with GAAP results in evaluating actual performance and assessing historical performance over reporting periods. Charges related to restructuring include in part actual cash outlays and are not solely non-cash accounting charges; impairment charges reflect an actual decrease in the carrying value of one or more assets based on current estimates of fair value of those assets; and merger related costs include actual cash outlays. Any of the above may be material to an investor’s understanding of the Company’s financial position.

Section 8 – Other Events

Item 8.01 Other Events.

On February 17, 2010, the Company issued the press release attached as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

99.1     Press Release of The Talbots, Inc., dated February 17, 2010.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TALBOTS, INC.

Dated: February 17, 2010	By:	/s/ Michael Scarpa
	Name:	Michael Scarpa
	Title:	Chief Operating Officer, Chief Financial Officer and Treasurer